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                                                                    Exhibit 10.7


                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                          MILLER EXPLORATION COMPANY,
                                as the Company,

                                      and

                     VARIOUS SUBSIDIARIES OF THE COMPANY,
                   together with the Company, as Borrowers,



                             BANK ONE, TEXAS, N.A.
                                   as Agent

                                      and

                        CERTAIN FINANCIAL INSTITUTIONS,
                                  as Lenders

            _______________________________________________________

                $ 50,000,000 Reducing Revolving Credit Facility


                                 July 18, 2000
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                     AMENDED AND RESTATED CREDIT AGREEMENT

         This Agreement, dated as of July 18, 2000, is among MILLER EXPLORATION COMPANY, a Delaware corporation (the "Company"), and the Subsidiaries of the Company listed on the signature pages hereto or which hereafter become a party hereto pursuant to an Addendum (as herein defined) (each such Subsidiary and Parent, and their respective successors and assigns, a "Borrower", and collectively, "Borrowers"), Bank One, Texas, N.A., individually and as agent (in its agent capacity herein "Agent"), and the Lenders referenced to below.

                                    RECITALS

1. Miller Oil Corporation, a Subsidiary of the Company and a Borrower, and the Company entered into that certain Credit Agreement dated February 9, 1998 with Bank of Montreal, as agent, and lenders named therein (as amended, the "Existing Agreement"), pursuant to which Miller Oil Corporation executed and delivered that certain Promissory Note dated February 9, 1998 payable to the order of Bank of Montreal in the original principal amount of $75,000,000 (the "Existing Note"), the Company executed and delivered a Guaranty Agreement in favor of Bank of Montreal, guaranteeing the indebtedness and obligations under the Existing Agreement and Existing Note (the "Existing Guaranty"), and the Company and certain other Borrowers executed and delivered various Security Instruments (as defined in the Existing Agreement) to secure the indebtedness and obligations owing under the Existing Agreement, the Existing Note and the Existing Guaranty (the "Existing Security Instruments").

2. Pursuant to that certain Assignment of Note and Liens of even date herewith by Bank of Montreal, as assignor, in favor of Bank One, as assignee, Bank of Montreal has assigned all of its Rights in, to and under the Existing Agreement, the Existing Note, the Existing Guaranties and the Existing Security Instruments to Bank One.

3. Borrowers and Bank One desire to amend the obligations and indebtedness under the Existing Agreement, the Existing Note, the Existing Guaranty and the Existing Security Instruments. Accordingly, the parties hereto agree as follows:

                              ARTICLE IDEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Borrower (i) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by


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reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day; and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Amerada Hess Indebtedness" means indebtedness of the Company in favor of Amerada Hess Corporation, a Delaware corporation in an amount not to exceed $1,500,000, which indebtedness shall be subordinate to the Obligations of Borrowers.

     "Applicable Fee Rate" means one-half percent (0.5%) per annum.

     "Applicable Margin" means (a) with respect to Floating Rate Advances, two percent (2.00%) per annum, and (b) with respect to Eurodollar Advances, four percent (4.00%) per annum.

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     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chairman of the Board, President, Treasurer, or any Vice President of any Borrower, acting singly.

     "Available Borrowing Base" means, at any time, the Borrowing Base then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, Texas, N.A., a national banking association having its principal office in Houston, Texas, in its individual capacity, and its successors.

     "Borrower" has the meaning set forth in the introductory paragraph hereof.

     "Borrowing Base" shall mean the amount of indebtedness which can be adequately supported by the value of oil and gas reserves attributable to the Collateral, which value shall be determined by the Lenders, in the exercise of their sole discretion, in accordance with the Lenders' customary practices and standards for oil and gas loans, all as more particularly set forth in Section 2.2.

     "Borrowing Base Reduction Amount" means (a) for each Payment Date commencing August 1, 2000 until the next semi-annual Borrowing Base redetermination pursuant to Section 2.2.2, $500,000, and (b) for each Payment Date thereafter, such amount as Required Lenders may designate.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

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     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the Company shall at any time cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, all of the outstanding capital stock of each other Borrower, or (ii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 15% or more of the outstanding shares of voting stock of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means any Property or asset of any Borrower, now or hereafter acquired, which is subject to a Lender Lien in favor of the Lenders (or in favor of the Agent for the benefit of the Lenders) or which, under the terms of any Collateral Document or otherwise, is purported to be subject to such a Lien, as described in Section 2.21.

     "Collateral Documents" means, collectively, the Deed of Trust, Security Agreement, Security Agreement-Pledge, and all financing statements, notices, and other documents executed in connection therewith.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, any Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Company" means Miller Exploration Company, a Delaware corporation.

     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net

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Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION, from time to time, changing when and as said corporate base rate or prime rate changes.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Deed of Trust" means the Amended and Restated Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement executed by Borrowers in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Default" means an event described in Article VII.

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     "Determining Lenders" means Lenders in the aggregate having at least 75% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 75% of the Aggregate Outstanding
Credit Exposure.

     "Disclosure Schedule" means Schedule 1 hereto.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, Laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

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     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Facility LC" is defined in Section 2.20.1.

     "Facility LC Application" is defined in Section 2.20.3.

     "Facility LC Collateral Account" is defined in Section 2.20.11.

     "Facility Termination Date" means January 12, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the Floating Rate.

     "Guardian Indebtedness" means indebtedness of the Company in favor of Guardian Energy Management Corp., a Michigan corporation, in an amount not to exceed $5,500,000, which indebtedness shall be subordinate to the Obligations of Borrowers.

     "Hazardous Substance" means any substance regulated under any Environmental Law whether as pollutants, contaminants, or chemicals, or as industrial, toxic, or hazardous substances or wastes, or otherwise.

     "Highest Lawful Rate" means the maximum rate (or, if the context so permits, an amount calculated at such rate) of interest which, at the time in question, would not cause the interest charged to exceed the maximum amount which the Lenders would be allowed to contract for, charge,

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take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Loan Documents.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous Hydrocarbons and all products refined or separated therefrom and all other minerals.

     "Hydrocarbons Interests" means all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interest of whatever nature.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Initial Reserve Report" means the reserve report dated March 31, 2000, prepared by Miller and Lents Limited as of March 1, 2000, concerning the Oil and Gas Properties and the oil and gas reserves therein and thereunder, that reflects the net interest of the Borrowers therein, a copy of which has been delivered to each Lender.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by any Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

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     "Law" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any state, commonwealth, nation, country, territory, possession, county, parish, municipality or tribunal.

     "LC Fee" is defined in Section 2.20.4.

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.20.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lender Liens" means the Liens granted in the Collateral in favor of the Agent for the ratable benefit of the Lenders or directly for the benefit of any Lender pursuant to the Loan Documents.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, mechanic's or materialsman's lien, production payment, tax lien, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). "Lien" also means any filed financing statement, registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14.4, and the Collateral Documents.

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     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of any Borrower, (ii) the ability of any Borrower to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder; or (iv) the Collateral or Lender Liens on the Collateral or the priority of any such lien.

     "Material Indebtedness" is defined in Section 7.5.

     "Modify" and "Modification" are defined in Section 2.20.1.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Borrowing Base" means the Borrowing Base as determined by Lenders for the then subsequent six month period, minus projected principal payments on the Amerada Hess Indebtedness, plus projected cash flow (calculation of which shall be acceptable to Lenders in their sole discretion) of the Borrowers for such period, minus projected Capital Expenditures for such period.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     "Net Proceeds from Production" means the amounts attributable to the Borrowers' interest in proceeds from the sale of Hydrocarbons from the Oil and Gas Properties covered by the Deeds of Trust after deduction of (i) royalties;
(ii) pipeline, severance and windfall profit taxes chargeable against such production; (iii) overriding royalties; (iv) other interests in and measured by production burdening said properties; and (v) that portion of operating and marketing costs which are allocable to the Borrowers' interests in said Oil and Gas Properties allowed under the applicable joint operating agreement, if any.

     "Non-U.S. Lender" is defined in Section 3.5.4.

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.14.4 in the form of Exhibit E.

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     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

     "Oil and Gas Properties" means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Company and its Subsidiaries.

     "Other Taxes" is defined in Section 3.5.2.

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

     "Participants" is defined in  Section 12.2.1.

     "Payment Date" means the first day of each month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Release" means a release as defined in 42 U.S.C. (S) 9601(22) and means the presence or disposal, as defined in 42 U.S.C. (S) 6903(c) of Hazardous Substances, including pesticides and fertilizers, on any Property or at any site, property, facility or location.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

     "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the Aggregate Outstanding Credit Exposure.

     "Reserve Report" means the Initial Reserve Report and each reserve report delivered pursuant to Section 6.1.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Rights" means rights, remedies, powers, and privileges.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations, and (ii) all Rate Management Obligations owing to one or more Lenders.

     "Security Agreements" means those certain Security Agreements of even date herewith and any and all other Security Agreement now or hereafter executed by the Borrowers in favor of the Agent, for the ratable benefit of the Lenders, as they may be amended or modified and in effect from time to time.

     "Security Agreement-Pledge" means that certain Security Agreement-Pledge of even date herewith executed by the Company in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Single Employer Plan" means a Plan maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders. For purposes of the Agreement the Amerada Hess Indebtedness, the Guardian Indebtedness and the Veritas Indebtedness shall be deemed to be Subordinated Indebtedness.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

     "Substantial Portion" means, with respect to the Property of the Borrowers, Property which (i) represents more than 10% of the consolidated assets of the Borrowers as would be shown in the consolidated financial statements of Borrowers as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of Borrowers as reflected in the financial statements referred to in clause (i) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Veritas Indebtedness" means indebtedness of the Company in favor of Veritas DGC Land, Inc., a Delaware corporation in an amount not to exceed $4,696,040.60, which indebtedness shall be subordinate to the Obligations of Borrowers.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                  THE CREDITS, COLLATERAL AND OTHER SECURITY
                  ------------------------------------------

     2.1.  Commitment.  From and including the date of this Agreement and
           ----------
prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement to (i) make Loans to the Borrowers and (ii) participate in Facility LCs issued upon the request of the Borrowers, provided, that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

     2.2.   Borrowing Base.
            --------------

     2.2.1 During the period from the date of this Agreement to the date as of which the Borrowing Base is first redetermined pursuant to Section 2.2.2, the Borrowing Base shall be $11,500.000.00.

     2.2.2 On or before May 15 and November 15 of each year the Borrowers shall furnish to each Lender all information, reports, and data which the Agent has then requested concerning the Borrowers' businesses and properties (including their Oil and Gas Properties and interests and the reserves and production relating thereto), together with the Reserve Report described in Section 6.1(xi). Within 45 days after receiving such information, or as promptly thereafter as practicable, (i) the Agent shall determine and the Determining Lenders shall approve an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and (ii) the Agent shall by notice to the Borrowers designate such amount as the new Borrowing Base available to the Borrowers hereunder, which designation shall take effect immediately on the date such notice is sent and shall remain in effect until, but not including, the next date as of which the Borrowing Base is redetermined. If the Borrowers do not furnish all such information, reports, and data by the date specified in the first sentence of this section, the Agent may nonetheless designate the Borrowing Base at any amount which the Determining Lenders have approved and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports, and data, whereupon the Determining Lenders shall designate a new Borrowing Base as described above. Any redetermination of the Borrowing Base shall not be effective until written notice is sent to the Borrowers.

     2.2.3 In addition to the foregoing, Required Lenders or the Borrowers may initiate a redetermination of the Borrowing Base at any other time as it so elects, provided, however, that the Borrowers may initiate only two (2) such unscheduled redeterminations during any consecutive twelve (12) month period by specifying in writing to the Lenders the date on which the Borrowers will furnish the information required by Section 2.2.2 and the date on which it desires such redetermination to occur. The Lenders shall have at least forty-five (45) days after the delivery of the information required by Section 2.2.2 to make any unscheduled redetermination of the Borrowing Base requested by the Borrowers. The Lenders may, at any time, initiate an unscheduled redetermination of the Borrowing Base by specifying in writing to the Borrowers the date by which the Borrowers are to furnish the information required by
Section 2.2.2 and the projected date on which such redetermination is to occur. The Lenders shall promptly notify the Borrowers, in writing, of the new Borrowing Base.

     2.2.4 The Agent shall determine and the Determining Lenders shall approve the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various Oil and Gas Properties included in the Collateral of the Borrowers at the time in question and based upon such other credit factors (including, without limitation, the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management, and ownership of the Borrowers and their Affiliates) as they in their discretion deem significant.
It is expressly understood that the Lenders and the Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Aggregate Commitment or otherwise, and that the Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2.

     2.2.5 The Borrowing Base shall automatically reduce by the applicable Borrowing Base Reduction Amount on each Payment Date.

     2.2.6 In the event the Outstanding Credit Exposure shall, at any time, be in excess of the amount of the Borrowing Base in effect at such time, then the Borrowers shall immediately prepay Credit Extensions in an amount at least equal to such excess.

     2.3.   Termination.  The Aggregate Outstanding Credit Exposure and all
            -----------
other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

     2.4.   Ratable Loans.  Each Advance hereunder shall consist of Loans made
            -------------
from the several Lenders ratably according to their Pro Rata Shares.

     2.5.   Types of Advances.  The Advances may be Floating Rate Advances or
            -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrowers in accordance with Sections 2.9 and 2.10.

     2.6.   Commitment Fee; Reductions in Borrowing Base.  The Borrowers
            --------------------------------------------
jointly and severally agree to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Borrowing Base from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrowers may permanently reduce the Borrowing Base in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Borrowing Base may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

     2.7.   Minimum Amount of Each Advance.  Each Eurodollar Advance shall be
            ------------------------------
in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Borrowing Base.

     2.8.   Optional Principal Payments.  The Borrowers may from time to time
            ---------------------------
pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Days' prior notice to the Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances on the last day of the then current Interest Period upon three Business Days' prior notice to the Agent.

     2.9.   Method of Selecting Types and Interest Periods for New Advances.
            ---------------------------------------------------------------
The Borrowers shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrowers shall give the Agent irrevocable notice (a "Borrowing Notice") substantially in the form of Exhibit B hereto, not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

       (i)  the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)  the aggregate amount of such Advance,

     (iii)  the Type of Advance selected, and

      (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address.

     2.10.  Conversion and Continuation of Outstanding Advances.  Floating
            ---------------------------------------------------
Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrowers shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrowers may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrowers shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

       (i) the requested date, which shall be a Business Day, of such conversion or continuation,

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11.  Changes in Interest Rate, etc.    Each Floating Rate Advance shall
            ------------------------------
bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrowers' selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12.  Rates Applicable After Default.  Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers, declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.13.  Method of Payment.  All payments of the Obligations hereunder
            -----------------
shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrowers, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of any Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer pursuant to Section 2.20.6.

     2.14.  Noteless Agreement; Evidence of Indebtedness.
            --------------------------------------------

     2.14.1 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     2.14.2 The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof.

     2.14.3 The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

     2.14.4 Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15.   Telephonic Notices.  The Borrowers hereby authorize the Lenders
             ------------------
and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16.   Interest Payment Dates; Interest and Fee Basis.  Interest accrued
             ----------------------------------------------
on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all

Eurodollar Loans shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans, commitment fees and LC Fees shall be calculated for actual days elapsed on a basis of a 365, or when appropriate a 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions. Promptly after receipt thereof, the Agent will notify each Lender of
----------
the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18.  Lending Installations.  Each Lender may book its Loans and its
            ---------------------
participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrowers in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.19.  Non-Receipt of Funds by the Agent. Unless the Borrowers or a Lender,
            ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

     2.20.    Facility LCs.
              ------------

     2.20.1.  Issuance. The LC Issuer hereby agrees, on the terms and conditions
              --------
set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrowers; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $500,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

     2.20.2.  Participations. Upon the issuance or Modification by the LC Issuer
              --------------
of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

     2.20.3.  Notice. Subject to Section 2.20.1, the Borrowers shall give the LC
              ------
Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrowers shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

     2.20.4.  LC Fees. The Borrowers shall pay to the Agent, for the account of
              -------
the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date ("LC Fee"). The Borrowers shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Borrowers, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

     2.20.5.  Administration; Reimbursement by Lenders.  Upon receipt from the
              ----------------------------------------
beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrowers and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

     2.20.6.  Reimbursement by Borrowers. The Borrowers shall be irrevocably and
              --------------------------
unconditionally jointly and severally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrowers nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrowers or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and
(y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrowers may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

     2.20.7.  Obligations Absolute. The Borrowers' obligations under this
              --------------------
Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrowers or of any of their Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrowers agree that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put the LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.20.7 is intended to limit the right of the Borrowers to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

     2.20.8.  Actions of LC Issuer.  The LC Issuer shall be entitled to rely,
              --------------------
and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

     2.20.9.  Indemnification. The Borrowers hereby agree to jointly and
              ---------------
severally indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

     2.20.10.  Lenders' Indemnification.  Each Lender shall, ratably in
               ------------------------
accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

     2.20.11.  Facility LC Collateral Account.  The Borrowers agree that they
               ------------------------------
will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Borrowers but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrowers shall have no interest other than as set forth in Section
8.1. The Borrowers hereby pledge, assign and grant to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrowers' right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
Section 8.1.

     2.20.12.  Rights as a Lender.  In its capacity as a Lender, the LC Issuer
               ------------------
shall have the same rights and obligations as any other Lender.

     2.21  Collateral.  The full and complete payment and performance of the
           ----------
Secured Obligations shall be secured under the Collateral Documents ratably and pari passu by first and prior Lender Liens in, to and on all of the Borrowers' Rights, titles, and interests in and to (but none of the Borrowers' obligations with respect to) the following items and types of Property, all as more particularly set forth in the Collateral Documents:

  (i) All present and future Rights, titles and interests that the Borrowers may now have or hereafter acquire in and to the Oil and Gas Properties included in any determination or redetermination of the Borrowing Base, including, but not limited to, oil and gas and/or oil, gas and mineral leases and interests, royalty and overriding royalty interests, production payment and net profits interests, mineral fee interests, and Rights therein, including, without limitation, all reversionary or carried interests relating to the foregoing, together with all present and future Rights, titles and interests in and to all present and future unitization, communitization and pooling agreements (and all properties covered and units created thereby), whether arising by contract or operation of Law, which now or hereafter include all or any part of the foregoing and together with all lands now or hereafter subject to any of the foregoing, and all tenements, hereditaments, appurtenances, and properties in anywise appertaining, belonging, affixed or incidental to any of the foregoing; and

  (ii) All present and future oil, gas or other liquid and gaseous hydrocarbons, and other minerals now or hereafter accruing to or produced from mineral interests described in (i) preceding and/or to which the Borrowers now or hereafter may be entitled as a result of ownership thereof; and

  (iii) Whether now owned or hereafter acquired, all present and future Rights, titles and interests of the Borrowers (including without limitation, the Rights to receive payments due thereunder) in and to any and all gas sales contracts, oil, gas or other condensates or other products sales contracts now or hereafter existing in connection with the Collateral described hereinabove;

  (iv) All present and future increases, profits, combinations and reclassifications of, and substitutions and replacements for, all or part of the Collateral heretofore described.

provided, Agent may elect, in its sole discretion, to not record Collateral Documents with respect to certain minor value Property not to exceed ten percent (10%) of the total value of Borrowers' producing Oil and Gas Property.

     The Lender Liens in the Collateral shall be further evidenced and governed by the Collateral Documents.

                                  ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1.  Yield Protection. If, on or after the date of this Agreement, the
           ----------------
adoption of any Law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of Law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

   (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein or

   (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

   (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

     3.2.  Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer
           ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other Law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of Law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means

(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3.  Availability of Types of Advances. If any Lender determines that
           ---------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable Law, rule, regulation, or directive, whether or not having the force of Law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4.  Funding Indemnification. If any payment of a Eurodollar Advance
           -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will jointly and severally indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5.  Taxes.
           -----

     3.5.1 All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable Law and (d) the Borrowers shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     3.5.2 In addition, the Borrowers hereby jointly and severally agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

     3.5.3 The Borrowers hereby jointly and severally agree to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

     3.5.4 Each Lender that is not incorporated under the Laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrowers and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrowers and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, Law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     3.5.5 For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to Section 3.5.4 above (unless such failure is due to a change in treaty, Law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     3.5.6 Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the Law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable Law, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate.

     3.5.7 If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this Section 3.5.7, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5.7 shall survive the payment of the Obligations and termination of this Agreement.

     3.6.   Lender Statements; Survival of Indemnity. To the extent reasonably
            ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.1.   Initial Credit Extension. The Lenders shall not be required to make
            ------------------------
the initial Credit Extension hereunder unless the Borrowers have furnished the following to the Agent with sufficient copies for the Lenders:

  (i)       This Agreement.

  (ii) Copies of the articles or certificate of incorporation of each Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation or organization.

  (iii) Copies certified by the Secretary or Assistant Secretary of each Borrower, of its by-laws (or partnership, operating or other management agreement) and of its Board of Directors' (or partners' or members') resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party.

   (iv) Incumbency certificates, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

    (v) A certificate, signed by the chief financial officer of the Borrowers, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

   (vi) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

  (vii) A written opinion of the counsel of Borrowers, addressed to the Agent and Lenders and their counsel in substantially the form of Exhibit A-1, and the written opinions of the local counsel of Borrowers in the State of Mississippi addressed to the Agent and Lenders and their counsel in substantially the form of Exhibit A-2.

 (viii) Any Notes requested by a Lender pursuant to Section 2.14.4 payable to the order of each such requesting Lender.

   (ix) The Deeds of Trust, executed by the Borrowers, in a form satisfactory to the Agent, the Lenders and their counsel with respect to the Properties therein described, which are part of the Collateral, and such other agreements, documents and instruments as may be necessary and appropriate, in form and substance satisfactory to the Agent and the Lenders executed and delivered by the Borrowers, as mortgagors or assignors, in favor of the Agent, ratably for the Lenders, in order to create and perfect the Lender Liens in and to all Collateral described therein.

    (x)   [Intentionally Omitted]

   (xi) The Pledge Agreement, executed by the Company in a form satisfactory to the Agent, the Lenders, and their counsels with respect to the Properties therein described, which are a part of the Collateral, and such other agreements, documents and instruments as may be necessary and appropriate, in a form and substance satisfactory to the Agent and the Lenders executed and delivered by the Company as debtor or assignor, in favor of the Agent, ratably for the Lenders, in order to create and perfect the Lender Liens in and to all the Collateral described therein.)

  (xii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer of the Borrowers, together with such other related money transfer authorizations as the Agent may have reasonably requested.

 (xiii) The Financial Statements described in Section 5.4, together with a closing balance sheet, as of May 31, 2000, reflecting working capital and capitalization consistent with the pro forma balance sheet previously delivered to Agent.

  (xiv) Title Opinions from counsel with respect to the producing Oil and Gas Properties included in the Collateral and in a form acceptable to the Agent and the Lenders, covering at least ninety percent of the aggregate value of the Borrowers in such Oil and Gas Properties.

   (xv)   The Initial Reserve Report.

  (xvi)   [Intentionally Omitted]

 (xvii) Documents (a) confirming the payment in full of all Indebtedness under the Existing Agreement, (b) assigning all Liens on any of the Borrowers' Property securing such Indebtedness to the Agent for the benefit of the Lenders, and (c) terminating the Existing Agreement.

(xviii) Documents confirming (a) the consummation of the Company's proposed common equity offering and the receipt by the Company of gross proceeds of not less than $5,000,000 as evidenced by the documents and instruments governing the Guardian Indebtedness and confirming that no cash interest or principal payments will be paid thereon , (b) that the outstanding amount of the Amerada Hess Indebtedness does not exceed $1,500,000, (c) that all proceeds of the Company's common equity offering exceeding $5,000,000 have been applied to reduce the outstanding Veritas Indebtedness, and (d) that the Veritas Indebtedness has been converted to a note maturing in not less than 36 months and requiring no cash interest or principal payments except as permitted herein.

  (xix) Documents in form and substance satisfactory to Agent subordinating the Amerada Hess Indebtedness, the Guardian Indebtedness and the Veritas Indebtedness to the Obligations.

   (xx) Completion of a satisfactory field audit by Agent with respect to Borrowers' accounts receivable and accounts payable.

  (xxi) A certificate, signed by the President of the Borrowers stating that the representations and warranties contained in Article V hereof shall be true and correct on and as of the date of the making of the initial Credit Extension with the same effect as if made on and as of such date.

 (xxii)   The insurance certificate(s) described in Section 5.19.

(xxiii) There shall not have been, in the sole judgment of the Agent, any material adverse change in the financial condition, business, or operations of any Borrower.

 (xxiv) Payment of all facility and administrative fees required to be paid pursuant to any Loan Document or any commitment agreement heretofore entered into and legal fees and disbursements of Agent's counsel.

  (xxv) Documents in form and substance satisfactory to Agent establishing the Rate Management Transactions required pursuant to Section 6.25.

 (xxvi) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2. Each Credit Extension.  The Lenders shall not be required to make any
          ---------------------
Credit Extension unless on the applicable Credit Extension Date:

    (i)   There exists no Default or Unmatured Default.

   (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

  (iii) There exists no litigation, arbitration, governmental investigation, proceeding or inquiry pending threatened against the Borrowers which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

   (iv) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

    (v) There shall not have been, in the sole judgment of the Lenders, any change from any Borrower's financial condition and operation as reflected in the Company's consolidated financial statements dated December 31, 1999, that would have a Material Adverse Effect on the financial condition, business or operations of any Borrower.

     Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit E as a condition to making a Credit Extension.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrowers represent and warrant to the Lenders that:

     5.1.  Existence and Standing.  Each Borrower is a corporation,
           ----------------------
partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. No Borrower has used or transacted business under any other corporate or trade name in the five (5) year period preceding the date hereof.

     5.2.  Authorization and Validity. Each Borrower has the power and authority
           --------------------------
and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally.

     5.3.  No Conflict; Government Consent.    Neither the execution and
           -------------------------------
delivery by any Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrowers or (ii) any Borrower's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers, is required to be obtained by the Borrowers in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4.  Financial Statements.  The December 31, 1999 audited and March 31,
           --------------------
2000 unaudited consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5.  Material Adverse Change. Since December 31, 1999, there has been no
           -----------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of any Borrower which could reasonably be expected to have a Material Adverse Effect.

     5.6.  Taxes.  The Borrowers have filed all United States federal tax
           -----
returns and all other tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by the Borrowers, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Borrowers in respect of any Taxes or other governmental charges are adequate. If any Borrower is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

     5.7.  Litigation and Contingent Obligations.  There is no litigation,
           -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrowers which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which is set forth on the Disclosure Schedule, the Borrowers have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8.  Subsidiaries.  Schedule 5.8 contains an accurate list of all
           ------------
Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9.  ERISA.  The Unfunded Liabilities of all Single Employer Plans do
           -----
not in the aggregate exceed $100,000. Neither the Borrowers nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of Law and regulations, no Reportable Event has occurred with respect to any Plan, no Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information.  No information, exhibit or report
           -----------------------
furnished by the Borrowers to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Regulation U.  Margin stock (as defined in Regulation U)
           ------------
constitutes less than 25% of the value of those assets of the Borrowers which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. Material Agreements.  Except as set forth on Schedule 5.12, no
           -------------------
Borrower is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. Compliance With Laws.  The Borrowers have complied with all
           --------------------
applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect. The Borrowers have all licenses, permits, franchises, or other governmental authorizations necessary for the ownership and operation of the Oil and Gas Properties or the conduct of their respective business, and are in compliance with the terms and conditions or all such licenses, permits, franchises, or other governmental authorizations. The Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and worker like manner and in conformity with all applicable Laws and all rules, regulations and orders of all duly constituted Tribunals having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date; and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable Laws and regulations, rules and orders of any Tribunal having appropriate jurisdiction, and such wells are, in fact, bottomed under and are producing from, and the wellbores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

     5.14.  Ownership/Title to the Property; Licenses; Liens.
            ------------------------------------------------

     5.14.1 Except as set forth on Schedule 5.14, on the date of this Agreement, the Borrowers have good title, free of all Liens other than those permitted by
Section 6.16, to all of the Property (including but not limited to their respective material Oil and Gas Properties) and assets reflected in the Borrowers' most recent consolidated financial statements provided to the Agent as owed by the Borrowers. On the date of this Agreement, after giving full effect to the Liens permitted under Section 6.16, the Borrowers own the net interests in production attributable to the wells and units evaluated in the Initial Reserve Report or the most recent Reserve Report furnished to the Lenders pursuant to Section 6.1(xi). The ownership of the Oil and Gas Properties shall not in any material respect obligate the Borrowers to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in any amount in excess of the working interest of each Oil and Gas Property set forth in the Initial Reserve Report or the most recent Reserve Report furnished to the Lenders pursuant to Section 6.1. The Borrowers have paid all royalties payable under the oil and gas leases to which they are operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon the delivery of each Reserve Report furnished to the Lenders pursuant to Section 6.1, the statements made in the preceding sentences of this section shall be true with respect to such Reserve Reports. All information contained in the Initial Reserve Report or the most recent Reserve Report provided to the Lenders (whichever is most recent) is true and correct in all material respects.

     5.14.2 The Borrowers possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possess the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Borrower is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     5.14.3 Upon filing of the Deeds of Trust with the Clerk of the County or Parish where the Property thereby covered is located and the financing statements with the appropriate governmental entity, the Collateral Documents will constitute legal, valid and continuing perfected first liens on the Collateral as security for the Obligation, free and clear of all other Liens, except for the Liens permitted by Section 6.16.

     5.15.   Plan Assets; Prohibited Transactions.  No Borrower is an entity
             ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extension hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

     5.16    Environmental Matters.    As used in this section, "CERCLA" means
             ----------------------                              ------
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and "CERCLIS" means the Comprehensive Environmental Response,
                       -------
Compensation and Liability Information System List of the Environmental Protection Agency. The Disclosure Schedule identifies (a) all environmental audits, analyses, assessments, or occupational health studies (whether routine or special) with regard to any Property ordered or undertaken by the Borrowers or under the direction, suggestion of or by any government, lender or other person with an interest in such Property, any insurer or any predecessor landowner or lessee of such Property or predecessor in interest; (b) the results of any and all tests or analyses of water, soil, air, buildings on or near any Property, whether or not compliance was questioned or indicated which have been taken or made in the period five (5) years prior to the date hereof, whether conducted by the Borrowers or any predecessor landowner or lessee of the Property, any government or any other person; (c) the results of and circumstances surrounding any government inspection or audit of any Property or each operating entity of the Borrowers whether routine or relating directly or indirectly to its use of contamination or non-compliance with the Environmental Laws; or (d) any claim or complaint concerning the Environmental Laws relative
to the Borrowers.   Except as set forth in the Disclosure Schedule or a
Disclosure Report:

     (i) The Borrowers are conducting their businesses in compliance with all applicable Laws, including Environmental Laws, and have all permits, licenses, and authorizations required in connection with the conduct of their businesses. The Borrowers are in compliance with the terms and conditions of all such permits, licenses, and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any applicable Environmental Law or in any regulation, code, law, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent failure to comply could not have a Material Adverse Effect.

     (ii) No notice, notification, demand, request for information, citation, summons, or order has been issued, no complaint has filed, no penalty has been assessed, and no investigation or review is pending or threatened by any Tribunal or any other Person with respect to
            (a) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials by the Borrowers or on any Property owned by the Borrowers, (b) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (c) any alleged failure by the Borrowers to have any permit, license, or authorization required in connection with the conduct of their businesses or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

     (iii) No Borrower otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of Hazardous Materials.

     (iv) No Borrower has handled any Hazardous Materials, other than a generator, on any properties now or previously owned or leased by the Borrowers to an extent that such handling has or could have a Material Adverse Effect; and

            (a) no PCBs are or have been present at any properties now or previously owned or leased by the Borrowers;

            (b) no asbestos is or has been present at any properties now or previously owned or leased by the Borrowers;

            (c) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by the Borrowers, and those tanks, if any, listed on the Disclosure Schedule are presently and have been in the past in good conditions and do not leak and the Borrowers are in full compliance with the regulations set forth in 40 C.F.R.
                 Part 280, as amended;

            (d) no Hazardous Materials have been Released, in a reportable quantity, where such quantity has been established by statute, ordinance, rule, regulation, or order, at, on or under any properties now or previously owned or leased by the Borrowers; and

            (e) no Hazardous Materials have been otherwise Released, at on or under any properties now or previously owned or leased by the Borrowers to an extent that such Release has or could have a Material Adverse Effect.

     (v) No Borrower has transported or arranged for the transportation of any Hazardous Materials to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state, or local enforcement actions, or other investigations which may lead to claims against the Borrowers for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited, to claims under CERCLA.

     (vi) No Hazardous Material generated by the Borrowers has been recycled, treated, stored, disposed or released by the Borrowers at any location other than those listed in the Disclosure Schedule.

     (vii) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrowers (and to the best knowledge of the Borrowers, no such notification has been filed with respect to the Borrowers by any other Person), and no Property now or previously owned or leased by the Borrowers is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, in CERCLIS, or on any other similar state list of sites requiring investigation or clean-up.

     (viii) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by the Borrowers, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would the Borrowers be required to place any notice or restrictions relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

     (ix) There have been no environmental investigations, studies, audits, tests, review, no other analyses conducted by or which are in the possession of the Borrowers in relation to any properties or facility now or previously owned or leased by the Borrowers, which have not been made available to Agent.

     5.17.  Investment Company Act. No Borrower is an "investment company" or
            ----------------------
a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public Utility Holding Company Act; Federal Power Act.  No Borrower
            -----------------------------------------------------
is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to the Federal Power Act or any other

Law relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility.

     5.19.  Insurance.  The certificate signed by the President or Chief
            ---------
Financial Officer of the Borrowers, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrowers with respect to themselves and that has been furnished by the Borrowers to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.20.  Solvency.
            --------

     5.20.1 Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of the Borrowers on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrowers on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrowers on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrowers on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrowers on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
(iv) the Borrowers on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     5.20.2 No Borrower intends to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

     5.21.  Burdensome Provisions. No Borrower is a party to any agreement or
            ---------------------
instrument containing any burdensome or uncustomary provisions, or subject to any charter or other corporate restrictions or to any judgment, order, writ, injunction, decree, award, rule or regulation, which will or could cause a Material Adverse Effect.

     5.22.  Relationship with the Lenders.  No Borrower nor any Person having
            -----------------------------
"control" (as that term is defined in 12 U.S.C. (S) 375b(9) or in regulations promulgated pursuant thereto) of any Borrower is an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C.
(S) 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, or a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

     5.23.  Principal Office. The principal place of business, the chief
            ----------------
executive office and the place at which the books and records of the Borrowers are located at the address of the Borrowers set forth on the signature pages hereto.

     5.24.  Full Disclosure. Neither the Loan Documents nor any other agreement,
            ---------------
document, certificate or statement furnished to the Lenders by or on behalf of the Borrowers in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make statements contained herein or therein not misleading. There are no significant material facts or conditions relating to the making of Advances, any of the Collateral and/or the financial condition and business of the Borrowers which could, collectively or individually, cause a Material Adverse Effect, and which have not been fully disclosed, in writing, to the Lenders. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matter reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates, projections, and that Borrowers do not warrant that such opinions, estimates, and projections will ultimately prove to have been accurate. The Borrowers have heretofore delivered to each Lender true, correct and complete copies of the Initial Reserve Report. All writings heretofore or hereafter exhibited or delivered to the Lenders by or on behalf of the Borrowers are and will be genuine and in all respects what they purport to be.

     5.25.  Gas Imbalances.  As of the date of this Agreement, except as set
            --------------
forth on the Disclosure Schedule, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrowers' Oil and Gas Properties which would require the Borrowers to deliver Hydrocarbons produced from the Borrowers' Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     5.26.  Development Drilling.  No Borrower has incurred any obligation for
            --------------------
development or exploratory drilling.

     5.27.  No Default. No event has occurred and is continuing which
            ----------
constitutes a Default.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1.   Financial Reporting.  The Borrowers will maintain a system of
            -------------------
accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for the Company and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for the Company and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

     (iii) As soon as available, but in any event within 30 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company for such fiscal year.

     (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit E signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (vi) As soon as possible and in any event within 10 days after the Borrowers knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrowers, describing said Reportable Event and the action which the Borrowers propose to take with respect thereto.

     (vii) As soon as possible and in any event within 10 days after receipt by the Borrowers, a copy of (a) any notice or claim to the effect that the Borrowers are or may be liable to any Person as a result of the release by the Borrowers or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety Law or regulation by the Borrowers.

     (viii) Promptly upon the furnishing thereof to the shareholders of the Borrowers, copies of all financial statements, reports and proxy statements so furnished.

     (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrowers file with the Securities and Exchange Commission.

     (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     (xi) By May 15/th/ of each year, a Reserve Report prepared by Miller and Lents Limited or other independent petroleum engineer chosen by the Borrowers and acceptable to the Required Lenders (the "Independent Engineer"), which report shall be dated as of January 1 of such year, concerning the Oil and Gas Properties and interests owned by Borrowers which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall contain sufficient information to enable the Borrowers to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Reserve Report, including the proven oil and gas reserves of the Borrowers as of the date of such report, any updated production history of the proven oil and gas reserves of the Borrowers as of such date, the discounted net present value (at a rate acceptable to the Lenders), the lease operating expenses attributable to the Oil and Gas Properties of the Borrowers for the prior twelve month period, together with any other information as to the operations of the Borrowers as reasonably requested by the Lenders. Together with such report, the Borrowers shall furnish to the Lenders such additional data and information concerning pricing, quantities, or volume of production from or attributable to the Oil and Gas Properties with respect thereto as the Lenders may reasonably request. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of the Borrowers which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

     (xii) By November 15/th/ of each year, and promptly following notice of an additional Borrowing Base redetermination under Section 2.2, a Reserve Report prepared as of the preceding October 1/st/ (or the first day of the preceding calendar month in the case of an additional redetermination) by petroleum engineers who are employees of the Borrowers, together with an accompanying report on Oil and Gas Property sales, Oil and Gas Property purchases and changes in categories, both in the same form and scope as the reports in clause
            (xi) above.

     (xiii) As soon as available, and in any event within forty-five (45) days after the end of each month, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the Oil and Gas Properties constituting Collateral and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

     (xiv) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a report setting forth volumes, prices and margins for all marketing activities of the Borrowers,

     (xv) As soon as available, and in any event within forty-five days after the end of each fiscal quarter, a list, by name and address, of those Persons who have purchased production during such fiscal quarter from the Oil and Gas Properties constituting Collateral, giving each such purchaser's owner number for the Borrowers and each such purchaser's property number for each such mortgaged Oil and Gas Property.

     6.2.  Use of Proceeds. The Borrowers will use the proceeds of the Credit
           ---------------
Extensions for working capital, operating expenses and to refinance the Indebtedness under the Existing Agreement. The Borrowers will not use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or extend credit to others for the purpose of purchasing or repurchasing or carrying margin stock.

     6.3.  Notice of Default. The Borrowers will give prompt notice in writing
           -----------------
to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4.  Conduct of Business. Each Borrower will carry on and conduct its
           -------------------
business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect on the Company.

     6.5.  Taxes.  Each Borrower will timely file complete and correct United
           -----
States federal and applicable foreign, state and local tax returns required by Law and pay when due all Taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that any Borrower is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

     6.6   Trade Liabilities.  Each Borrower will timely pay all liabilities
           -----------------
owed by it on ordinary trade terms to vendors, suppliers, and other Persons providing goods and services used by it in the ordinary course of its business, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.7.  Insurance.  Each Borrower will maintain with financially sound and
           ---------
reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrowers will furnish to any Lender upon request full information as to the insurance carried.

     6.8.  Compliance with Laws.  Each Borrower will comply with all Laws,
           --------------------
rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.9.  Maintenance of Properties.  Each Borrower will do all things
           -------------------------
necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition in accordance with good industry practices all of the Collateral and the Oil and Gas Properties owned by Borrowers including, without limitation, all equipment, machinery and facilities, and will make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The state and condition of the Collateral and the Oil and Gas Properties owned by the Borrowers will be fully preserved and maintained, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. Each Borrower will promptly pay and discharge or cause to be paid and discharged all delay Rentals, royalties, expenses and debt accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting the Borrowers' interests in its Oil and Gas Properties and will do all other things necessary to keep unimpaired the Borrowers' rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of the Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrowers will operate the Oil and Gas Properties owned by the Borrowers or cause such Oil and Gas Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

     6.10  Inspection. Each Borrower will permit the Agent and the Lenders, by
           ----------
their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrowers, to examine and make copies of the books of accounts and other financial records of the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

     6.11.  Dividends and Payments on Indebtedness. No Borrower will declare or
            --------------------------------------
pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Borrower may declare and pay dividends or make distributions to another Borrower. Except as provided below, no Borrower shall make any payments of principal or interest on the Subordinated Indebtedness. Notwithstanding the foregoing: (a) payments of principal and/or interest on the Veritas Indebtedness shall be permitted provided that (i) they are limited to an amount which would result in the Obligations not exceeding more than 80% of the Net Borrowing Base following the making of such payments, or (ii) made out of the net proceeds of equity offerings of the Company other than the first $5,000,000 in equity issued to Guardian Energy Management Corp.; and (b) scheduled payments of principal and interest on the Amerada Hess Indebtedness provided that no Default shall have occurred and be continuing at the time of, or result from, any such payment.

     6.12.  Indebtedness.  No Borrower will directly or indirectly, create,
            ------------
incur or suffer to exist any Indebtedness, except:

     (i)    The Loans and the Reimbursement Obligations.

     (ii)   Indebtedness existing on the date hereof and described in Schedule
            6.12.

     (iii) Indebtedness arising under Rate Management Transactions permitted under Section 6.25.

     (iv) Indebtedness among Borrowers subordinated to the Obligations on terms and conditions satisfactory to the Agent and the Required Lenders.

     (v) The Amerada Hess Indebtedness, the Guardian Indebtedness and the Veritas Indebtedness, provided such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to the Agent and the Required Lenders.

     (vi) Indebtedness associated with bonds or surety obligations required by any governmental or regulatory authority in connection with the ownership or operating of the Oil and Gas Properties in the ordinary course of business.

     6.13.  Acquisitions and Merger. No Borrower will, directly or indirectly,
            -----------------------
acquire all or any substantial portion of the property, assets or stock of, or interest in, any Person, or merge or consolidate with or into any other Person, except that a Borrower may merge into another Borrower.

     6.14.  Sale of Assets.  No Borrower will, directly or indirectly, lease,
            --------------
sell or otherwise dispose of its Property to any other Person, except:

     (i)    Sales of inventory in the ordinary course of business.

     (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrowers previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrowers.

Notwithstanding the foregoing, without the prior consent of the Lenders, no Borrower will sell, assign, farmout, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property or any other Collateral, except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrowers or is replaced by equipment of at least comparable value and use; and (d) during any consecutive twelve month period, sales in ordinary course of business of Oil and Gas Properties which shall not exceed $100,000 in the aggregate, and will not materially impair or diminish the value of the Collateral or the Borrowers' financial condition.

     6.15.  Investments and Acquisitions. No Borrower will, directly or
            ----------------------------
indirectly, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

     (i)    Cash Equivalent Investments.

     (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.15.

     6.16.  Liens. No Borrower will create, incur, or suffer to exist any Lien
            -----
in, of or on the Property of the Borrowers, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by Law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

     (iii) Liens arising out of pledges or deposits under worker's compensation Laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrowers.

     (v) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

     6.17.  Capital Expenditures.  No Borrower will expend, or be committed to
            --------------------
expend, Capital Expenditures in excess of the amount of Capital Expenditures approved by Required Lenders as set forth in the most-recent annual budget furnished to Agent and Lenders pursuant to Section 6.1(iii).

     6.18.  Rentals. No Borrower will create, incur or suffer to exist
            -------
obligations for Rentals in excess of $500,000 during any one fiscal year on a non-cumulative basis in the aggregate for the

Borrowers; provided, however, the foregoing limitations shall not apply to oil and gas leases entered into in the ordinary course of business.

     6.19.  Affiliates. No Borrower will enter into any transaction (including,
            ----------
without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrowers' business and upon fair and reasonable terms no less favorable to the Borrowers than the Borrowers would obtain in a comparable arms-length transaction.

     6.20.  Agreement to Deliver Collateral Documents. The Borrowers agree to
            -----------------------------------------
deliver to deliver, to further secure the Obligations whenever requested by the Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Collateral Documents in form and substance satisfactory to the Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal Property now owned or hereafter acquired by the Borrowers. The Borrowers also agree to deliver, whenever requested by the Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to the Agent with respect to any of the Borrowers' Oil and Gas Properties designated by the Agent, based upon abstract or record examinations to dates acceptable to the Agent and (i) stating that such Person has good and defensible title to such properties and interests, free and clear of all Liens other than Liens permitted under Section 6.16, (ii) confirming that such properties and interests are subject to Collateral Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (iii) covering such other matters as the Agent may request.

     6.21.  Maintenance of Liens.  The Borrowers will perform such acts and
            --------------------
duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as the Lenders may reasonably deem necessary or appropriate in order to perfect and maintain the Liens in favor of the Lenders and preserve and protect the Rights of the Lenders.

     6.22.  Title Information.  By May 15/th/ and November 15/th/ of each year,
            -----------------
the Borrowers will deliver acquisition summaries, title opinions and due diligence reports prepared in connection with the acquisition and the financing of the acquisition of such Oil and Gas Properties prepared for the Borrowers or the Person financing such acquisition and such additional title information in form and substance acceptable to the Lenders as is requested so that the Lenders shall have received, together with the title information previously received by the Lenders, satisfactory title information covering Oil and Gas Properties representing ninety percent (90%) of the value of such Oil and Gas Properties as set forth in such Reserve Report, as such value is set forth therein.

     6.23.  Production Proceeds.  Notwithstanding that, by the terms of the
            -------------------
various Loan Documents, the Borrowers are and will be assigning to the Agent and the Lenders all of the "Production Proceeds" (as defined therein) accruing to the Property covered thereby, so long as no Default has occurred the Borrowers may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Loan Documents, which

Liens are hereby affirmed and ratified. Upon the occurrence of a Default, the Agent and the Lenders may exercise all rights and remedies granted under the Loan Documents, including the right to obtain possession of all Production Proceeds then held by the Borrowers or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Agent or the Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Loan Documents, nor shall any release of any Production Proceeds by the Agent or the Lenders to the Borrowers or any Subsidiary constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Agent or the Lenders to collect other Production Proceeds thereafter.

     6.24.  General and Administrative Expense Limitation.  The Borrowers will
            ---------------------------------------------
not permit, on a combined basis, as of the close of any fiscal quarter, general and administrative expenses of the Borrowers net of all COPAS and other expense recoveries for the preceding four quarters, determined in accordance with the Agreement Accounting Principles, to exceed $750,000 for such fiscal quarter.

     6.25.  Rate Management Transactions.  The Borrowers will not be a party
            ----------------------------
to or in any manner be liable on any Rate Management Transactions except:

     (i) contracts entered into with the purpose of fixing prices on oil or gas expected to be produced by the Borrowers, provided that at all times: (a) no such contract fixes a price for a term of more than twelve (12) months; (b) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of the Borrowers' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of such Persons' businesses for such month, (c) no such contract requires the Borrowers to put up money, assets, letters of credit or other security against the event of its non performance prior to actual default by such Person in performing its obligations thereunder, and (d) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the agreement is made has long-term obligations rated AA or AA2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Borrowers which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.1, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.1 above and otherwise are satisfactory to the Agent.

     (ii) contracts entered into by the Borrowers with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Person that is accruing interest at a variable rate, provided that (a) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (b) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (c) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or AA2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

The Borrowers shall at all times maintain Rate Management Transactions consisting of contracts entered into with the purpose of fixing prices on oil or gas expected to be produced by the Borrowers (a) with a term of not less than nine (9) months, and (b) covering aggregate monthly production (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Agent) for any single month of not less than fifty percent (50%) of the Borrowers' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of such Persons' businesses for such month.

     6.26.  Operating Leases. No Borrower will enter into or remain liable
            ----------------
upon any Operating Lease, except for Operating Leases which have Operating Lease Obligations of not more than $250,000 at any one time outstanding.

     6.27.  Sale of Accounts. No Borrower will sell or otherwise dispose of
            ----------------
any notes receivable or accounts receivable, with or without recourse.

     6.28.  Sale and Leaseback Transactions and other Off-Balance Sheet
            -----------------------------------------------------------
Liabilities. No Borrower will enter into or suffer to exist any (i) Sale and
-----------
Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of Section 6.25.

     6.29.  Contingent Obligations.  No Borrower will make or suffer to exist
            ----------------------
any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, and (ii) the Reimbursement Obligations.

     6.30.  Letters of Credit. No Borrower will apply for or become liable upon
            -----------------
or in respect of any Letter of Credit other than Facility LCs.

     6.31.  Financial Contracts. No Borrower will enter into or remain liable
            -------------------
upon any Financial Contract, except: Rate Management Transactions required under
Section 6.25.

     6.32.     Financial Covenants. For purposes of calculating the following
               -------------------
financial covenants, Borrowers may make such calculations assuming the Guardian Indebtedness has been converted into equity of the Company:

     6.32.1    Interest Coverage Ratio. The Company will not permit the ratio
               -----------------------
of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, determined as of (a) December 31, 2000, for the two fiscal quarter period ending on such date,
(b) March 31, 2000, for the three fiscal quarter period ending on such date, and
(c) thereafter, as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, to be less than 3.0 to 1.0.

     6.32.2    Minimum Net Worth. The Company will at all times maintain
               -----------------
Consolidated Net Worth of not less than the sum of (i) $26,000,000, plus (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending June 30, 2000 (without deduction for losses), plus (iii) 50% of the net proceeds of any offering, sale, or other transfer of any capital stock or other equity securities of any kind of the Borrowers after the date hereof.

     6.32.3    Current Ratio. The Company will not permit the ratio of (i) the
               -------------
Company's consolidated current assets to consolidated current liabilities to be less than 1.0 to 1.0 at any time. For purposes of this section, (a) the Company's consolidated current assets will include the Available Borrowing Base then available to be borrowed and (b) the Company's consolidated current liabilities will exclude the Obligations and non-current suspended receivables.

     6.33      Subordinated Indebtedness.  No Borrower shall amend the terms and
               -------------------------
conditions of any documents or instruments evidencing the Subordinated Indebtedness.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of any Borrower to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.      The breach by any Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, or
6.32.

     7.4. The breach by any Borrower (other than a breach which constitutes a Default under another Section 7.3 of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Lender.

     7.5. Failure of any Borrower to pay when due any Indebtedness aggregating in excess of $250,000 ("Material Indebtedness"); or the default by any Borrower in the performance beyond the applicable grace period with respect thereto, if any, of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Borrower shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Borrowers shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. Any Borrower shall (i) have an order for relief entered with respect to it under the Federal bankruptcy Laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy Laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of any Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Borrower which, when taken together with all other Property of the Borrowers so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. Any Borrower shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $250,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. Any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrowers or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $100,000 per annum.

     7.12. Any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrowers and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

     7.13. Any Borrower shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrowers or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.14. Any Change in Control shall occur, provided , however, the exercise of any rights to convert the Guardian Indebtedness to equity of the Borrowers shall not be deemed a Change in Control so long as either Gene Miller or Kelly
E. Miller remains as the Chief Executive Officer of the Borrowers.

     7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.16. Nonpayment by any Borrower of any Rate Management Obligation when due or the breach by any Borrower of any term, provision or condition contained in any Rate Management Transaction.

     7.17. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

     7.18. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.

     7.19. Any Borrower shall fail to pay when due any Operating Lease Obligation, obligation with respect to a Letter of Credit, obligation under a Sale and Leaseback Transaction or Contingent Obligation.

     7.20. Borrowers shall fail to convert the Guardian Indebtedness to shares of common stock of the Company prior to December 31, 2000.

                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1.   Acceleration.  (i)  If any Default described in Section 7.6 or 7.7
            ------------
occurs with respect to the Borrowers, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally jointly and severally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly jointly and severally waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

     (v) If, within ten (10)days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrowers) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

     8.2.   Amendments.  Subject to the provisions of this Article VIII, the
            ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

     (ii)   Reduce the percentage specified in the definition of Required
            Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.3, or increase the amount of the Aggregate Commitment above $75,000,000, or increase the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit any Borrower to assign its rights under this Agreement.

     (iv)   Amend this Section 8.2.

     (v) Except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no Amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3.  Preservation of Rights. No delay or omission of the Lenders, the
           ----------------------
LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by Law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     9.1.   Survival of Representations; Joint and Several Obligations.  All
            ----------------------------------------------------------
representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated. The Obligations of Borrowers hereunder and under the other Loan Documents are joint and several obligations and liabilities.

     9.2.   Governmental Regulation.  Anything contained in this Agreement to
            -----------------------
the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.   Headings.  Section headings in the Loan Documents are for
            --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4.   ENTIRE AGREEMENT.  THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT
            ----------------
AND UNDERSTANDING AMONG THE BORROWERS, THE AGENT, THE LC ISSUER AND THE LENDERS AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE BORROWERS, THE AGENT, THE LC ISSUER AND THE LENDERS RELATING TO THE SUBJECT MATTER THEREOF OTHER THAN THE FEE LETTER DESCRIBED IN SECTION 10.13.

     9.5.   Several Obligations; Benefits of this Agreement.  The respective
            -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.6.   Expenses; Indemnification.
            -------------------------

     9.6.1 The Borrowers shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also jointly and severally agree to reimburse the Agent, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the LC Issuer or the Lenders) paid or incurred by the Agent, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the relevant Collateral Documents, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledge that from time to time Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrowers's assets for internal use by Agent from information furnished to it by or on behalf of the Borrowers, after Agent has exercised its rights of inspection pursuant to this Agreement.

     9.6.2 The Borrowers hereby further jointly and severally agree to indemnify the Agent, the LC Issuer, each Lender, their respective affiliates and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer or any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

     9.7.   Numbers of Documents.  All statements, notices, closing documents,
            --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8.   Accounting.  Except as provided to the contrary herein, all
            ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements.

     9.9.   Severability of Provisions.  Any provision in any Loan Document
            --------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10.  Nonliability of Lenders. The relationship between the Borrowers on
            -----------------------
the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent, the LC Issuer nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers's business or operations. The Borrowers agree that neither the Agent, the LC Issuer nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrowers hereby jointly and severally waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11.  Confidentiality. Each Lender agrees to hold any confidential
            ---------------
information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by Law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12.  Nonreliance. Each Lender hereby represents that it is not relying on
            -----------
or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

     9.13.  Disclosure. The Borrowers and each Lender hereby (i) acknowledge
            ----------
and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrowers or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

     9.14  Interest. It is the intention of the Parties to comply with
           --------
applicable usury Laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in any Loan Document, in no event shall any Loan Document permit the collection of interest in excess of the maximum amount permitted by such Laws. If any such excess of interest is contracted for, charged or received under any Loan Document or if the maturity of the Obligation is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Obligation shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Loan Document on the amount of principal actually outstanding from time to time under the Obligation shall exceed the maximum amount of interest permitted by applicable usury Laws, then in any such event (i) the provisions of this Section 9.14 shall govern and control; (ii) no Person now or hereafter liable for the payment of the Obligation shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under the applicable usury Laws; (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount on the Obligation or refunded to the Person paying the same, at the holder's option; and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under the applicable usury Laws as now or hereafter construed by the courts having jurisdiction thereof. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "weekly rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon
1998), regulating certain revolving credit accounts shall not govern or in any manner apply to the Obligation.

     9.15  NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN
           ------------------
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     9.16  Survival of Representations. All representations and warranties
           ---------------------------
herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the making of the Loans hereunder and shall continue in full force and effect until the Obligation shall have been paid in full.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1.  Appointment; Nature of Relationship. Bank One is hereby appointed
            -----------------------------------
by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial

Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2.  Powers. The Agent shall have and may exercise such powers under
            ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3.  General Immunity. Neither the Agent nor any of its directors,
            ----------------
officers, agents or employees shall be liable to the Borrowers or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4.  No Responsibility for Loans, Recitals, etc. Neither the Agent nor
            -------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower of any of the Obligations. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5.  Action on Instructions of Lenders. The Agent shall in all cases be
            ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6.  Employment of Agents and Counsel. The Agent may execute any of its
            --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to rely
            ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5.7 shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9.  Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent
            ------------------
shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of its Subsidiaries in which the Borrowers or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11.  Lender Credit Decision.  Each Lender acknowledges that it has,
             ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12.  Successor Agent.  The Agent may resign at any time by giving
             ---------------
written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13.  Agent's Fees. The Borrowers agrees to pay to the Agent, for its own
             ------------
account, the fees agreed to by the Borrowers and the Agent pursuant to that certain letter agreement of even date herewith, or as otherwise agreed from time to time.

     10.14.  Delegation to Affiliates. The Borrowers and the Lenders agree that
             ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15.  Execution of Collateral Documents. The Lenders hereby empower and
             ---------------------------------
authorize the Agent to execute and deliver to the Borrowers on their behalf the Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement(s).

     10.16.  Collateral Releases. The Lenders hereby empower and authorize the
             -------------------
Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

     10.17.  Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any
             -------------------------------------------------------
of the Lenders identified in this Agreement as a "co-agent" nor any documentation agent or syndication agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1.   Setoff. In addition to, and without limitation of, any rights of
             ------
the Lenders under applicable Law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

     11.2.   Ratable Payments. If any Lender, whether by setoff or otherwise,
             ----------------
has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrowers to a Lender other than Indebtedness comprised of the Outstanding Credit Exposure of such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Outstanding Credit Exposure.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.   Successors and Assigns. The terms and provisions of the Loan
             ----------------------
Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have any right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this
Section 12.1, relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2.   Participations.
             --------------

     12.2.1  Permitted Participants; Effect.  Any Lender may, in the ordinary
             ------------------------------
course of its business and in accordance with applicable Law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     12.2.2  Voting Rights. Each Lender shall retain the sole right to approve,
             -------------
without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension any such Loan or Commitment, releases any Guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all or any other collateral, if any, securing any such Credit Extension.

     12.2.3  Benefit of Setoff. Each Borrower agrees that each Participant shall
             -----------------
be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.   Assignments.
             -----------

     12.3.1  Permitted Assignments. Any Lender may, in the ordinary course of
             ---------------------
its business and in accordance with applicable Law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrowers, the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrowers and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

     12.3.2  Effect; Effective Date. Upon (i) delivery to the Agent of an
             ----------------------
assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the

Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4.  Dissemination of Information. The Borrowers authorize each Lender to
            ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of Law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5.  Tax Treatment. If any interest in any Loan Document is transferred
            -------------
to any Transferee which is organized under the Laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.4.

                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1.  Notices. Except as otherwise permitted by Section 2.15 with respect
            -------
to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of the Borrowers or the Agent, at its address or facsimile number set forth on the signature pages hereof, (ii) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     13.2.  Change of Address. The Borrowers, the Agent and any Lender may each
            -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

     15.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2.  CONSENT TO JURISDICTION. THE BORROWERS HEREBY IRREVOCABLY SUBMITS TO
            -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWERS AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, TEXAS.

     15.3.  WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT, THE LC ISSUER AND
            --------------------
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF,

RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     15.4.  Amendment and Restatement. Borrower has heretofore been indebted to
            -------------------------
Lenders, as assignees, under the Existing Agreement. Upon the execution and delivery of this Agreement by each of the parties hereto, any loans made under the Existing Agreement and outstanding as of the date hereof shall be deemed Loans made hereunder as of the date hereof and shall be deemed made under, and evidenced by, the Notes and subject to the terms and conditions hereof and thereof, and all accrued and unpaid interest on the Loans and all accrued and unpaid fees and expenses under the Existing Agreement shall be deemed to be outstanding under and governed by this Agreement. This Agreement amends and restates the Existing Agreement in its entirety, and upon the effectiveness hereto, all terms and provisions hereof shall supersede the terms and provisions thereof.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


BORROWERS:                          MILLER EXPLORATION COMPANY

                                    By: /s/ Kelly E. Miller
                                        ---------------------------------------
                                            Kelly E. Miller, President


                                    MILLER OIL CORPORATION

                                    By: /s/ Kelly E. Miller
                                        ---------------------------------------
                                            Kelly E. Miller, President

                                    Address for Borrowers:

                                    Miller Exploration Company
                                    3104 Logan Valley Road
                                    Traverse City, Michigan 49685-0348
                                    Attention: Kelly E. Miller
                                    Telephone: (616) 941-0004
                                    Fax: (616) 941-8312


LENDERS:                            BANK ONE, TEXAS, N.A.,
                                    Individually and as the Agent and LC Issuer
Commitment: $50,000,000.00
                                    By: /s/ Charles Kingwell-Smith
                                        ---------------------------------------
                                            Charles Kingswell-Smith
                                            First Vice President

                                    Address:

                                    Bank One, Texas, N.A.
                                    910 Travis
                                    Houston, Texas  77002
                                    Attention:  Charles Kingswell-Smith
                                    Telephone:  (713) 751-7803
                                    Fax:  (713) 751-3544


                                                   To Miller Exploration Company
                                                                Credit Agreement

                               Signature Page 1